Exhibit 10.2 (a)

EMPLOYMENT CONTINUITY AGREEMENT


THIS AGREEMENT is entered into by and between The First National Bank of Bar Harbor, National Banking Association (the "Bank") and __________________ (the "Executive"), collectively referred to as "the parties," dated this __ day of _________, 2000.

WHEREAS, the Bank wishes to assure itself of continuity of management in the event of any actual or threatened Change in Control of the Bank (as defined below); and
WHEREAS, the Executive desires to assure himself financial security in the face of actual or threatened Change in Control of the Bank; and WHEREAS, this Agreement is not intended to alter the compensation and benefits that the Executive could reasonably expect in the absence of such a Change in Control of the Bank,

NOW, THEREFORE, in consideration of the agreements contained herein, the patties agree as follows:

I. Term of Agreement.
This Agreement shall remain in place for the duration of the Executive's employment by the Bank or until modified in writing by the parties hereto.

II. Effect of Change in Control.
(a) The Bank agrees that if there is a Change in Control of the Bank and the Executive is terminated or elects to resign from his position within 30 days following a Change in Control of the Bank, the Executive shall receive in a lump sum 299% of his "base amount" within the meaning of Section 280G of the Internal Revenue Code ("Base Amount") Such amount shall be payable within ten days after such termination or resignation following a Change in Control of the Bank,
(b) This Agreement shall terminate if prior to a Change in Control of the Bank, the Executive resigns, retires, becomes disabled and is unable to perform the essential functions of his job, dies, or is terminated for any reason other than in anticipation of or to facilitate a Change in Control of the Bank;
(c) Notwithstanding the foregoing, in no event shall the aggregate amount payable to the Executive under this Section exceed 299% of the Executive's Base Amount. The Bank shall reduce the amount payable to the Executive as and to the extent necessary to ensure that the aggregate amount payable under this Section shall not exceed 299% of the Executive's Base Amount;
(d) Notwithstanding the foregoing, if the lump sum severance payment under this Section, either alone or together with other payments which the Executive has a right to receive from the Bank, would constitute a "parachute payment" (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code")), such lump sum severance payment shall be reduced to the largest amount as will result in no portion of the lump sum severance payment under this Section being subject to the excise tax imposed by Section 4999 of the Code. The determination of any reduction in the lump sum severance payment under this Section shall be made by independent counsel to the Bank in consultation with the independent certified public accountants of the Bank;
(e) If Executive is removed from office and/or permanently prohibited from participating in the conduct of the Bank's affairs pursuant to an order issued by the FDIC or the OCC, all obligations of the Bank under this Agreement shall terminate, as of the effective date of the order', but rights of the Executive to compensation earned as of the date of termination shall not be affected;
(f) All obligations under this Agreement may be terminated: (1) by the FDIC or the OCC pursuant to their valid statutory or regulatory authority, or (2) by the Bank when such obligation would constitute a "golden parachute payment" prohibited pursuant to 12 C.F.R. s.359.0 et seq, as amended, revised or superseded or is otherwise prohibited by law or regulation;
(g) If the Bank is in default, as defined to mean an adjudication or other official determination of a court of competent jurisdiction or other' public authority pursuant to which a conservator, receiver or other legal custodian is appointed from the Bank for the purpose of liquidation, all obligations under this Agreement shall terminate as of the date of default, but rights of the Executive to compensation earned as of the date of termination shall not be affected.

III. Change in Control.
For purposes of this Agreement, a "Change in Control of the Bank" shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 19:34, as amended (the "Exchange Act") in effect on the date of this Agreement), other than the Bank, FNB Bankshares ("FNBB"), a Maine corporation which presently owns 100% of the Bank's outstanding capital stock, or any "person" who on the date hereof is a director or officer of the Bank or FNBB, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or FNBB representing 25% or more of the combined voting power of the Bank's or FNBB's then outstanding securities, or (B) during any period of two consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Bank or the Board of Directors of FNBB cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

IV. Arbitration, Any dispute ox controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration. Such arbitration shall be conducted in the State of Maine in accordance with the laws of the State of Maine.

V. Entire Agreement. This Agreement constitutes the entire understanding of the Bank and Executive with respect to its subject matter, and supersedes any and all prior oral or written agreements, expressions and understandings with respect thereto. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by both parties. No waiver by either party hereto at any time of any breach by the other party hereto of or in compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. The prior approval by a four-fifths affirmative vote of the full Board of Directors of the Bank shall be required in order for the Bank to authorize any amendments or additions to this Agreement, to give any consents or waivers of provisions of this Agreement, or to take any other action under this Agreement.

VI. Severability. If any provision of this Agreement shall be held invalid or unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected thereby.




VII. Assigns and Successors. The rights and obligations of the Bank under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Bank. The Bank will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Bank, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform it if no such succession had taken place.

VIII. Captions. The captions in this Agreement are for the convenience of the parties and are not to be construed as part of the Agreement.

IX. Mitigation and Non-Competition. Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise. In the event the Executive resigns or his employment with the Bank is terminated and he receives the severance payment under this Agreement, Executive agrees that, for a period of one (1) year from the date of such resignation or termination, he shall not accept employment with any financial institution which has an office or branch in Hancock County, Maine.

X. No Guarantee of Employment. Nothing contained herein shall be construed to provide the Executive with any specific period of employment or right to be retained in the service of the Bank or otherwise. Nor shall this Agreement be construed to otherwise limit the rights of the Bank to discharge or take other action with respect to the Executive.

XI. Singular Contract or Part of Top Hat Plan. This Agreement is intended to be a singular contract for the benefit of the Executive, and not past of a plan, program, policy, or practice generally available to employees of the Bank. However, if the Agreement is aggregated with other similar agreements entered into by the Bank and other similarly situated employees, it shall constitute part of an unfunded deferred compensation plan primarily for the benefit of a select group of management and highly compensated employees, within the meaning of Section 201(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

XII. General Obligation.. The obligations of the Bank hereunder shall at all times be general obligations of the Bank. No funds or other assets shall be required to be segregated to ensure the future payment of any amounts due under this Agreement. The Executive shall not have a security interest in the amounts due under the Agreement, nor in any other property of the Bank. The Executive shall be a general unsecured creditor of the Bank with regard to the amounts payable hereunder.

In witness whereof the parties have executed this Agreement as of the day and year first above written.

Witness:                               The First National Bank of Bar Harbor,
                                       National Banking Association


____________________________________   By___________________________________



____________________________________   ___________________________________
                                       (Name of Executive)

Exhibit 10.2 (b)


AMENDMENT TO EMPLOYMENT CONTINUITY AGREEMENT

     THIS AMENDMENT to the Employment Continuity Agreement, dated ____________, 2000 (the "Agreement"), between _____________ (the "Executive') and THE FIRST NATIONAL BANK OF BAR HARBOR (the "Bank") is made and entered into by and between the Executive and FIRST NATIONAL BANK OF DAMARISCOTTA ("FNBD") pursuant to the terms of that certain Merger Agreement, dated August 25, 2004 (the "Merger Agreement"), between FNB Bankshares, owner of 100% of the outstanding capital stock of the Bank ("FNB") and First National Lincoln Corporation, owner of 100% of the outstanding capital stock of FNBD ("FNLC") and in furtherance of the Executive's employment by FNBD. All capitalized terms not otherwise defined herein shall have the meaning provided therefor in the Merger Agreement.

     WHEREAS, Section 6.12(b) of the Merger Agreement provides for the assumption by FNBD of the obligations of the Bank under the Agreement following the merger of FNB with and into FNLC, subject to certain amendments; and

     WHEREAS, the Executive and FNBD now wish to execute a written amendment to the Agreement, pursuant to the terms of the Merger Agreement and in furtherance of the Executive's employment with FNBD.

     NOW THEREFORE, the parties hereby amend the Agreement as follows, effective as of the Effective Time.

     1.     Assignment of Rights and Assumption of Obligations.  Pursuant to
Section 6.12(b) of the Merger Agreement and Section VII of the Agreement, FNBD hereby assumes all of the obligations of the Bank under the Agreement and the Executive acknowledges that FNBD has succeeded to all of the rights of the Bank under the Agreement as successor to the Bank. Beginning at the Effective Time, all references to the Bank contained in the Agreement shall be deemed to be references to FNBD and all references to FNB shall be deemed references to FNLC.

     2.     Base Amount.  Pursuant to Section 6.12(b) of the Merger Agreement,
Sections   II (a) and II(c) of the Agreement are hereby restated in their entirety to read as follows:

     "(a)     The Bank agrees that if there is a Change in Control of the Bank and the Executive is terminated or elects to resign from his position within 24 months following a Change in Control of the Bank, the Executive shall receive a severance payment in a single lump sum equal to 299% of his "base amount".
Such amount shall be payable within ten days after such termination or resignation following a Change in Control of the Bank. For purposes of determining the amount payable to the Executive hereunder, the term "base amount" shall mean the base salary in effect and payable to the Executive as reflected in the payroll records of the Bank on December 31, 2004."

     "(c)     Notwithstanding the foregoing, in no event shall the aggregate amount payable to the Executive under this Agreement exceed 299% of the Executive's statutory base amount, within the meaning of Section 280G of the Internal Revenue Code (the "280G Base Amount"). The Bank shall reduce the amount payable to the Executive as and to the extent necessary to ensure that the aggregate amount payable under this Agreement shall not exceed 299% of the Executive's 280G Base Amount."



3. Non-Competition. The second sentence of Section IX of the Agreement is hereby restated in its entirety to read as follows:

"In the event the Executive resigns, or his employment with the Bank is terminated, and he receives the severance payment under this Agreement, the Executive agrees that, for a period of one (1) year from the date of such resignation or termination, he shall not accept employment with any financial institution which has an office or branch in Knox County, Lincoln County, Hancock County, or Washington County, Maine.

4. Effective Date of Amendment; Failure to Close. The parties expressly agree that this Amendment has been executed in anticipation of the closing of the Merger and the commencement of the Executive's employment by FNBD beginning at the Effective Time. This Amendment shall be effective as of the Effective Time, provided that this Amendment shall terminate and be of no further effect upon (i) termination of the Merger Agreement in accordance with its terms without the Merger being effected or (ii) termination of Executive's employment with Bank prior to the Effective Time.

5. No Effect on Other Terms. This Amendment is intended to modify only those provisions of the Agreement as are expressly modified hereby and shall have no effect on any other terms or conditions under the Agreement, which terms and conditions are hereby expressly affirmed by the parties; provided, however, that the Bank and Executive agree to amend this Agreement, if necessary or desireable, to avoid any adverse effect on the Executive due to the adoption of the American Jobs Creation Act of 2004 (HR 4520) or any regulations promulgated by the Internal Revenue Service thereunder. This Amendment shall supersede the provisions of Section 6.12(b) of the Merger Agreement as and to the extent they relate to the amendment of the Agreement.

     IN WITNESS WHEREOF, the Executive has signed this Amendment and FNBD has caused this Amendment to be signed by its duly authorized signatory on this __ day of December, 2004.

                    FIRST NATIONAL BANK OF DAMARISCOTTA


                    __________________________________________
                    By:
                    Its:


                    EXECUTIVE


                    ___________________________________________